DIGITAL MEDIA SOLUTIONS, INC.
2020 OMNIBUS INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT

This Restricted Share Unit Award Agreement (this “RSU Award Agreement”), dated as of October 28, 2020 (the “Date of Grant”), is made by and between Digital Media Solutions, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).
1.    Grant of Restricted Share Units. The Company hereby grants to the Participant [●] Restricted Share Units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement and the Plan.
2.    Vesting.
(a)    The RSUs shall become vested as of the date of the Company’s 2021 annual meeting of stockholders (the “Vesting Date”); provided that the Participant remains in continuous service with the Company or its Affiliates through the Vesting Date.

(b)    Except as set forth in Section 2(c) below, if the Participant’s service is terminated for any reason, (i) this RSU Award Agreement shall terminate and all rights of the Participant with respect to RSUs that have not vested as of the date of termination shall immediately terminate, (ii) any such unvested RSUs shall be forfeited without payment of any consideration, and (iii) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested RSUs.

(c)    If the Participant’s service is terminated due to the Participant’s death or Disability or following a Change in Control, then all RSUs shall immediately vest and shall be settled as soon as practicable after the date of such termination of service in accordance with Section 3 below.

3.    Settlement. Each RSU granted hereunder shall represent the right to receive one Share (the “Settlement”). The Settlement shall occur as soon as practicable after the applicable vesting date.

4.    Voting and Other Rights. The Participant shall have no rights of a stockholder with respect to the RSUs (including the right to vote and the right to receive distributions or dividends) unless and until Shares are issued in respect thereof following the applicable vesting date. Notwithstanding the foregoing, if the Company declares a regular cash dividend to the holders of Shares during the period beginning on the Date of Grant and ending on the date the RSUs are settled, then the Participant shall be credited with dividend equivalents equal to the dividends the Participant would have received if the Participant had been the owner of a number of Shares equal to the number of RSUs credited to the Participant on such dividend payment date (the “Dividend Equivalent”). Any Dividend Equivalent shall be converted into additional RSUs based on the Fair Market Value of a Share on the dividend payment date. The Participant shall continue to be credited with Dividend Equivalents until the Settlement of the corresponding RSU or, if applicable, the forfeiture of the corresponding RSU. The Dividend Equivalents so credited shall be subject to the same terms and conditions as the corresponding RSU, and they shall vest (or, if applicable, be forfeited) and be settled in the same manner and at the same time as the corresponding RSU, as if they had been granted at the same time as such RSU.

5.    RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this RSU Award Agreement and the RSUs shall be final and conclusive.

6.    No Rights to Continuation of Service. Nothing in the Plan or this RSU Award Agreement shall confer upon the Participant any right to continue in the service of the Company or its Affiliates.

7.    Section 409A Compliance. The intent of the parties is that the payments and benefits under this RSU Award Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this RSU Award Agreement shall be interpreted to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated service with the Company for purposes of any payments under this RSU Award Agreement which are subject to Section 409A of the Code until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this RSU Award Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this RSU Award Agreement or any other arrangement between the Participant and the Company during the six-month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or, if earlier, the Participant’s date of death). The Company makes no representation that any or all of the payments described in this RSU Award Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

8.    Governing Law. This RSU Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

9.    RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

10.    No Assignment. Notwithstanding anything to the contrary in this RSU Award Agreement, neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Participant.

11.    Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

12.    Severability. Should any provision of this RSU Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

13.    Entire Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

14.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

15.    Counterparts; Electronic Signature. This RSU Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this RSU Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

16.    Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

17.    Set-Off. The Participant hereby acknowledges and agrees, without limiting the rights of the Company or its Affiliates otherwise available at law or in equity, that, to the extent permitted by law, the number of Shares due to the Participant under this RSU Award Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or its Affiliates under any other agreement or arrangement between the Participant and the Company or its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

DIGITAL MEDIA SOLUTIONS, INC.
By:

Print Name:

Title:

PARTICIPANT

Signature:

Print Name:

[Signature Page to RSU Award Agreement]